UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 14, 2022

Crown Crafts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-7604	58-0678148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(225) 647-9100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRWS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2022, Crown Crafts, Inc. (the “Company”) and E. Randall Chestnut agreed that he shall retire from the Company effective May 1, 2022 and, in connection therewith, he has resigned his position as a director of the Company, and all other positions he holds with the Company, effective as of such date. Mr. Chestnut’s resignation as a director is not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on April 14, 2022, the Company’s Board of Directors (the “Board”) appointed: (i) Olivia W. Elliott, the Company’s President and Chief Executive Officer, as a director of the Company, effective May 1, 2022, to fill the vacancy created by Mr. Chestnut’s resignation; and (ii) Zenon S. Nie, currently the Lead Director of the Board, to serve as Chairman of the Board, effective May 1, 2022, replacing Mr. Chestnut in such role.

The Company and Mr. Chestnut entered into an Amendment to Amended and Restated Employment and Severance Protection Agreement, dated as of April 14, 2022 (the “Amendment”), which amends the Amended and Restated Employment and Severance Protection Agreement, dated as of December 16, 2020, between the Company and Mr. Chestnut (the “Agreement”), to reflect Mr. Chestnut’s retirement. The Amendment provides that: (i) Mr. Chestnut will continue to receive the salary and benefits he is currently receiving pursuant to the Agreement through May 1, 2022; (ii) in lieu of the compensation and benefits Mr. Chestnut would otherwise have been entitled to receive under the Agreement through its termination on April 2, 2023, the Company will pay Mr. Chestnut $155,692.15 on May 1, 2022; (iii) the 8,033 shares of restricted stock granted to Mr. Chestnut on August 11, 2021 under the Company’s 2021 Incentive Plan, which vest on the earlier of August 11, 2022 and the date immediately preceding the date of the Company’s 2022 Annual Meeting of Stockholders, will accelerate and vest on May 1, 2022; and (iv) the term of the Agreement shall end on May 1, 2022.

There will be no change to the compensation Ms. Elliott receives in her capacity as the Company’s President and Chief Executive Officer as a result of her appointment to the Board, and she shall not receive any additional compensation for her Board service. Ms. Elliott’s compensation for her service as the Company’s President and Chief Executive Officer is described: (i) under “Executive Compensation” in the Company’s Definitive Proxy Statement for the Company’s 2021 Annual Meeting of Stockholders, filed on June 28, 2021; and (ii) in the Company’s Form 8-K, filed on February 9, 2022, and Amendment No. 1 thereto on Form 8-K/A filed on March 1, 2022. These descriptions are incorporated herein by reference.

The forgoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Amendment to Amended and Restated Employment and Severance Protection Agreement, dated as of April 14, 2022, between Crown Crafts, Inc. and E. Randall Chestnut.

99.2
Amended and Restated Employment and Severance Protection Agreement, dated as of December 16, 2020, between Crown Crafts, Inc. and E. Randall Chestnut. (Incorporated by reference to Exhibit 99.2 to Crown Crafts, Inc.’s Current Report on Form 8-K filed on December 17, 2020.)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROWN CRAFTS, INC.

By:	/s/ Craig J. Demarest
CRAIG J. DEMAREST Vice President and Chief Financial Officer

Date: April 15, 2022